UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2019

GAIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2019, Boulder Road LLC (“Borrower”), a wholly-owned subsidiary of Gaia, Inc. (“Gaia”) entered into a loan agreement (the “Loan Agreement”) with BDS III Mortgage Capital B LLC, as lender, providing for a mortgage loan in the principal amount of $17,000,000 (the “Loan”).  The Loan matures on May 1, 2022 but may be extended by two successive one-year extension options if certain debt yield tests and other conditions are met. The Loan bears interest at a floating rate equal to one-month LIBOR plus 3.75%, subject to a LIBOR minimum of 2.0%. Pursuant to an interest rate protection agreement, Borrower capped its LIBOR at 3.25% for the duration of the Loan.  Loan payments are interest-only with principal repayment at maturity. The Loan is secured by a mortgage, assignment of leases and rents, security agreement and fixture filing on Gaia’s corporate campus in Louisville, Colorado, which is owned by Borrower.  Borrower may prepay the Loan in whole, but not in part, subject to a prepayment premium. The Loan Agreement and related documents evidencing and/or securing the Loan contain customary terms and conditions, including customary events of default and remedies of the lender.  Pursuant to a guaranty of recourse obligations dated as of April 26, 2019 (the “Guaranty”), Gaia guaranteed the Loan plus certain lease payments and any additional amounts for which Borrower may be liable under the Loan Agreement. Net proceeds from the Loan will be used for general corporate purposes.

The foregoing descriptions of the Loan Agreement and the Guaranty do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Loan Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 29, 2019, Gaia issued a press release announcing results for its quarter ended March 31, 2019. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2019, Gaia held its 2019 annual meeting of shareholders. At that meeting, the shareholders elected seven directors for one-year terms, approved the Gaia, Inc. 2019 Long-Term Incentive Plan and approved the Gaia, Inc. 2019 Employee Stock Purchase Plan. For more information on the meeting, see Gaia’s definitive proxy statement for the 2019 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 8, 2019.

Proposal 1

All nominees for director were elected by the following votes, each to serve until the next annual meeting of shareholders to be held in 2020 or until successors are duly elected and qualified:

			Broker
	For	Withheld	Non-Votes
Jirka Rysavy	57,403,208	4,371,647	—
Kristin Frank	57,361,381	4,413,474	—
Chris Jaeb	57,371,797	4,403,058	—
David Maisel	57,391,851	4,383,004	—
Keyur Patel	57,128,503	4,646,352	—
Dae Mellencamp	57,262,410	4,512,445	—
Paul Sutherland	57,335,955	4,438,900	—

Proposal 2 and 3

The Gaia, Inc. 2019 Long-Term Incentive Plan and the Gaia, Inc. 2019 Employee Stock Purchase Plan were approved with the following votes:

	For	Against	Abstain
Proposal 2: Gaia, Inc. 2019 Long-Term Incentive Plan	57,603,663	4,166,505	4,687

Proposal 3: Gaia, Inc. 2019 Employee Stock Purchase Plan	57,603,663	893,335	4,024

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Loan Agreement between Boulder Road LLC and BDS III Mortgage Capital B LLC

10.2	Guaranty of Recourse Obligations by Gaia, Inc.

99.1	Press Release issued by Gaia on April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

By:  /s/ Paul Tarell
        Name: Paul Tarell
        Title: Chief Financial Officer

Date: April 29, 2019

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